                                                                    Exhibit 10.8


                      German American Capital Corporation
                              31 West 52nd Street
                                   3rd Floor
                            New York, New York 10019


                                October 10, 1995



Residence Inn by Marriott, Inc.
10400 Fernwood Road
Bethesda, Maryland  20817
Attn: Law Department

Marriott Residence Inn Limited Partnership
c/o RIBM One Corporation
10400 Fernwood Road
Bethesda, Maryland  20817
Attn: Law Department

          Re:  Loan Agreement dated as of October 10, 1995
               -------------------------------------------

Ladies and Gentlemen:

          We refer to the above-referenced Loan Agreement (the "Loan Agreement")
                                                                --------------
between Marriott Residence Inn Limited Partnership (the "Borrower") and German
                                                         --------
American Capital Corporation, a Maryland corporation, as agent or trustee for itself and others, and its successors and assigns (the "Lender"). Capitalized
                                                        ------
terms not otherwise defined in this letter (which is defined as the "Manager's Letter Agreement" in the Loan Agreement) and which are defined in the Loan Agreement shall have the meanings ascribed to them in the Loan Agreement. Capitalized terms used herein and not otherwise defined herein or in the Loan Agreement shall have the meaning set forth in the Management Agreement. As used herein, the "Management Agreement" shall mean that certain Management Agreement dated as of March 29, 1988 between the Borrower and the Manger, as amended contemporaneously herewith.

          The Borrower has requested the Lender to make the Loans on the terms and subject to the conditions set forth in the Loan Agreement. As security for the Borrower's obligations under the Loan Agreement and to induce the Lender to accept the Mortgages and the Promissory Notes and to make the Loans, the Borrower and the Manager hereby agree, by their acceptance and agreement to the terms of this letter as provided below, for the benefit of the Lender, and intending that Lender and any Successor (as defined in Paragraph 11 below) rely on this letter, to the following terms and conditions:

          1. From and after the date of this letter for so long as any amount shall remain outstanding under the Loan Agreement, the Manager shall not take or receive from the Borrower any monies or Operating Profit (as defined in the Management Agreement) now or hereafter owing by the Borrower to the Manager in respect of (i) the Incentive Management Fee, as defined in Section 1.01 of the Management Agreement (the "Incentive Management Fee"), or (ii) accrued but
                           ------------------------
unpaid Incentive Management Fees, as defined in Section 1.01 of the Management Agreement ("Contingent Management Fees (IMF)"), or (iii) any unpaid Base
            --------------------------------
Management Fee (as hereinafter defined) that accrued prior to the date hereof ("Contingent Management Fees (Base)"), unless (x) all Promissory Notes Debt
-----------------------------------
Service then due and payable shall have been paid in full, and (y) the Borrower shall have accrued in accordance with GAAP for the monthly installment of principal and interest next coming due on the Loans.

          2. From and after the date of this letter for so long as any amount shall remain outstanding under the Loan Agreement and until all amounts now or hereafter payable by the Borrower under and in accordance with the terms of the Loan Agreement and the other Loan Documents shall have been paid in full, the Manager agrees that following notice from Lender that a Default then exists (whether declared or undeclared) under (i) Section 9.1(a) of the Loan Agreement or any other Default involving the payment of money (collectively, a "Payment
                                                                      -------
Default") (ii) Sections 9.1(f), (g) or (k) of the Loan Agreement, or (iii)
-------
Sections 9.1(i) or (j) of the Loan Agreement if same has a Material Adverse Effect, the Manager will not take or receive from the Borrower, by set-off or in any other manner, the whole or any part of any monies or Operating Profit now or thereafter owing by the Borrower to the Manager in respect of (i) the Incentive Management Fee, (ii) the Contingent Management Fees (IMF), or (iii) the Contingent Management Fees (Base) (Contingent Management Fees (IMF) and Contingent Management Fees (Base) being collectively referred to as "Contingent
                                                                     ----------
Management Fees"), unless and until either (a) all Debt of the Borrower to the
---------------
Lender and all other amounts payable under the Loan Agreement and the other Loan Documents, whether now or hereafter arising, direct or indirect, absolute or contingent, shall have been fully paid, or (b) Lender notifies Manager that the Default no longer exists. From and after the occurrence and during the continuance of a Payment Default or a Technical Default, all such monies shall instead be used to pay amounts due to the Lender under the Promissory Notes for application by the Lender in accordance with the terms of the Loan Agreement.

          3. (a) If Lender or any Person designated by Lender shall receive a deed in lieu of foreclosure to the Mortgaged Property or any portion thereof or in the event of a mortgage foreclosure, trustee's sale, or other event transferring title to the Mortgaged Property or any portion thereof after an Event of Default (the "Transfer of Title"), then from and after the date
                       -----------------
on which the Transfer of Title occurs (the "Transfer of Title Date"), or if a
                                            ----------------------
Bankruptcy Proceeding (hereinafter defined) occurs, from and after the date on which the Bankruptcy Proceeding is commenced (the "Bankruptcy Date"), Manager
                                                   ---------------
shall have no further right to any Incentive Management Fees, any Contingent Management Fees (IMF) or any Contingent Management Fees (Base) then due and owing or previously accrued or deferred, as of the Transfer of Title Date (collectively, the "Accrued Fees") and Manager hereby irrevocably and forever
                    ------------
waives and releases any and all rights with respect to such Accrued Fees and Manager agrees not to take or receive any Accrued Fees from any Person or from all or any part of the property which formerly comprised the Mortgaged Property or any portion thereof or any substitutions or replacements thereof or proceeds or income thereof or therefrom or from Operating Profit (collectively the "Assets") by way of set-off or in any other manner. As used herein, a
-------
"Bankruptcy Proceeding" means the filing of a petition under the U.S. Bankruptcy Code by Borrower, or the filing of any such petition against Borrower if same is not dismissed within ninety (90) days.

          (b) From and after the Transfer of Title Date or from and after a Bankruptcy Date, any Incentive Management Fees or Contingent Management Fees with respect to any Annual Accounting Period after the Transfer of Title Date or from and after a Bankruptcy Date, including the Annual Accounting Period during which the Transfer of Title Date or Bankruptcy Date occurs shall be payable only to the extent that Operating Profit for such Annual Accounting Period available for the payment of such fees, pursuant to Section 5.02 of the Management Agreement (and in the priorities set forth in Section 5.02 of the Management Agreement), is sufficient for the payment thereof and to the extent not paid shall not accrue or accumulate, shall be waived and released irrevocably and forever and shall not be payable in any subsequent Accounting Period. Notwithstanding the preceding sentence, however, to the extent that Operating Profit during any Annual Accounting Period exceeds the sum of (i) Qualifying Debt Service, plus (ii) $3,300,000, then Incentive Management Fees for such Annual Accounting Period shall be payable (to the extent Operating Profit is available therefor pursuant to and in the priorities set forth in the Management Agreement) or to the extent Operating Profit is not so available shall accrue. Manager agrees not to take or receive from any Person or from the Assets by way of set-off or in any other manner any amounts prohibited by this subparagraph (b); provided, however, that for purposes of computing Qualifying Debt Service for any Accounting Period during which the total indebtedness with respect to any of the Mortgaged Property is less than the amount of such indebtedness existing on the day prior to the Transfer of Title Date, then for purposes of this paragraph, Qualifying Debt Service for all subsequent Accounting Periods shall be computed as if the indebtedness no longer encumbering the Mortgaged Property as a result of the Transfer of Title were still in place.

          4. The Successor agrees that, in the event it shall resell the Mortgaged Property or any portion thereof it shall cause to be included in any contract and/or other documents of sale entered into with the purchaser of the Mortgaged Property or any portion thereof one or more provisions requiring that, unless the Management Agreement shall have been previously terminated in accordance with its terms, (i) any such sale shall be subject to the continuation in effect of the Management Agreement and (ii) the purchaser of the Mortgaged Property or any portion thereof shall affirm the Management Agreement and shall agree that to the extent of its interest in the Mortgaged Property or any portion thereof (but not personally), such purchaser shall be bound by the terms thereof as though it were an original party thereto, provided that the Manager shall agree with such purchaser that such purchaser shall in all events be entitled to the benefits of the Management Agreement, this letter and the other documents being executed by Manager for the benefit of Lender contemporaneously herewith. The Manager understands and acknowledges that any such purchaser of the Mortgaged Property or any portion thereof may wish to finance a portion of the purchase price to be paid therefor. The Manager, therefore, hereby agrees that provided any such financing shall be (i) made available on commercially reasonable terms and (ii) for an amount not in excess of an amount (the "Net Refinancable Amount") equal to the greater of (i) 110% of
                   -----------------------
the combined principal balance of the Loans and the Subordinate Loan on the day prior to the Transfer of Title Date, or (ii) seventy-five percent (75%) of the higher of (a) the appraised value of the Mortgaged Property or any portion thereof at the time of such purchase and (b) the total purchase price to be paid for the Mortgaged Property or any portion thereof (including any assumption of debt and including any unsecured Indebtedness incurred in the ordinary course of business and loaned to Borrower by Host or General Partner not exceeding $5,000,000 as allowed by Section 8.3 of the Loan Agreement) (any and all indebtedness or financing described in the preceding provisions of this sentence are collectively referred to herein as the "Post-Foreclosure Financing"), then
                                        --------------------------
the provisions of Paragraph 3(b) above with respect to the availability of Operating Profit to pay Incentive Management Fees in the priorities set forth in the Management Agreement, shall continue to apply after the consummation of such Post-Foreclosure Financing and all regularly scheduled payments of principal and interest (and other regularly scheduled fees or other amounts) payable in respect of the Post-Foreclosure Financing shall be included in Qualifying Debt Service, subject to the limitation on the dollar amount of Stipulated Debt Service set forth in Paragraph 21 hereof.

          5. The Borrower agrees not to pay, or to enter into any other agreement providing for payment of, any consulting, advisory, management, compensatory or other fees or expenses or any other payments whatsoever to the Manager in connection with the operation, liquidation, sale or resale of the Mortgaged Property or the Assets other than as provided in the Management Agreement, and the Manager agrees not to enter into any such agreement or to accept any such payment.

          6. Any amounts received by the Manager in contravention of the agreements set forth in this letter shall be held by the Manager in trust for the Lender and shall be promptly paid over by the Manager to the Lender for application by the Lender in accordance with the terms of the Loan Agreement. Nothing herein shall, however, be construed to limit the right of the Lender to exercise any rights or remedies available to it under the Loan Documents or applicable law in the event of a breach of the agreements set forth in this letter.

          7. In addition to Manager's obligations under the Four Party Agreement, if Manager receives written notice from Lender that an Event of Default under the Loan Agreement or any other Loan Document has occurred and is continuing (without any obligation of Manager to determine whether such an Event of Default has in fact occurred and is continuing), (a) Manager covenants and agrees that any monies, Operating Profit, Rents and Revenues and Other Collateral and/or the proceeds of any of the foregoing, now or hereafter held by it pursuant to the Management Agreement, including without limitation, any monies in the bank accounts designated by Manager pursuant to Section 8.02 of the Management Agreement shall be held in trust for the benefit of Lender and/or paid to Lender or as the Lender shall direct and Manager covenants and agrees not to pay any of the foregoing to any other person, except that Manager may apply such monies or Operating Profit in accordance with the Management Agreement and this letter agreement, including, but not limited to, transfers into the Repairs and Equipment Reserve, and (b) Manager shall account for and remit to the Lender, promptly after the Lender's request for the same, any and all monies held by Manager (and not used to pay Deductions in accordance with the Management Agreement) or otherwise remittable to Borrower under the Management Agreement. If any Event of Default is cured prior to acceleration, then Lender shall notify Manager thereof and Manager may thereafter dispose of any monies, Operating Profit, Rents and Revenues and Other Collateral as if such Event of Default had not occurred, subject to the Four Party Agreement. Upon any termination of the Management Agreement, Manager further agrees that it shall account for and remit to the Lender, promptly after the Lender's request for the same, any and all monies held by it or otherwise remittable to Borrower under the Management Agreement or otherwise related to the Mortgaged Property. Any use or disposition of any monies in violation of this paragraph shall constitute a conversion of the Lender's collateral and in such event the Lender shall have all rights and remedies available at law or in equity or pursuant to the Loan Documents for such conversion against any and all parties who may be a party to such conversion. In this regard, any action for conversion shall lie in tort as well as in contract and shall not be limited by the contractual agreements of the parties.

          8. Manager acknowledges and agrees that as used herein and in the Management Agreement, "Qualifying Debt Service" shall include, without
                       -----------------------
limitation, any amounts required to be paid to the Escrow Agent (as defined in the Four Party Agreement) or to Lender pursuant to the Four Party Agreement, or any other amounts required to be paid in accordance with the Four Party Agreement after the occurrence of a Trigger Date or Application Trigger Date (as such terms are defined in the Four Party Agreement), subject, however, to the limitations on the dollar amount of Stipulated Debt Service set forth in Paragraph 21 hereof.

          9.   From and after the Transfer of Title Date, the provisions of
Section 18.01 of the Management Agreement shall thereafter be of no further force or effect, provided that

Manager shall have the rights set forth in Paragraph 12 of the SNDA Agreements.

          10.  Intentionally deleted.
               ---------------------

          11.  A.   After the Transfer of Title Date, notwithstanding any
provisions to the contrary contained in the Management Agreement, Manager shall submit to Lender or any Person acquiring the Mortgaged Property or any portion thereof through foreclosure, trustee's sale or deed in lieu of foreclosure (together with such party's successors and assigns being collectively referred to as "Successor") for Successor's approval (which approval shall not be
       ---------
unreasonably withheld or delayed, at least thirty (30) days prior to the beginning of each Annual Accounting Period which begins after the Transfer of Title Date, preliminary drafts of the Annual Operating Projection and Repairs and Equipment Estimate for the next Annual Accounting Period. Successor's approval shall be deemed to have been given if Manager has received no notice from Successor to the contrary within thirty (30) days after Successor's receipt of such preliminary drafts of the Annual Operating Projection and Repairs and Equipment Estimate. Such Annual Operating Projection and Repairs and Equipment Estimate shall be in reasonable detail and such Annual Operating Projection shall include, without limitation, on an Inn by Inn basis, projected Inn Income, Inn Operating Expenses, Gross Revenues and Deductions, proposed material leases and contracts and other items as Lender may reasonably request. In preparing the Annual Operating Projection and Repairs and Equipment Estimate for each Annual Accounting Period, Manager's goal will be the maximization of long-term Operating Profit, in keeping with the Residence Inn Standards (as hereinafter defined) and the general standards of the hotel industry for similar properties. The term "Residence Inn Standards" as used herein shall mean both the operational standards (for example, staffing, amenities offered to guests, advertising, etc.) and the physical standards (for example, the quality, condition, utility and age of the FF&E, etc.) of comparable extended stay hotels managed by Manager (or one or more of its Affiliates) operating under the trade names "Residence Inn" or "Residence Inn by Marriott" or "Marriott Residence Inn" ("Residence Inn System") as such operational and physical standards may
  --------------------
fluctuate from time to time. If there are material items in any given Annual Operating Projection which have been budgeted at significantly different amounts from the amounts actually experienced (or projected) for the same items in the preceding Annual Accounting Period, Manager agrees to take reasonable steps to ensure that, at Successor's request, qualified personnel from Manager's staff are available to explain these differences to Successor. A meeting (or meetings) for such purpose shall be held, at Successor's request, within a reasonable period of time after the submission to Successor of the preliminary draft of the Annual Operating Projection. Manager will at all times give good faith consideration to Successor's suggestions regarding any Annual Operating Projection or Repairs and Equipment Estimate. Manager shall thereafter submit to Successor, by no later than thirty (30) days after the beginning of such Annual Accounting Period, the final Annual Operating Projection and Repairs and Equipment Estimate.

          B. Successor shall not be entitled to withhold its approval of any Annual Operating Projection based on Successor's objection to: (i) Manager's reasonable projections of either Gross Revenues or the components thereof; (ii) projected costs and expenses which are "system charges" (that is, costs and expenses which are generally uniform throughout the Residence Inn System, such as: the charges for Chain Services; the costs of the INNsiders Club and INNsiders Elite Club and other chain-wide marketing programs; and employee benefits and other compensation programs); (iii) costs and expenses which are not within the control of either Successor or Manager, such as Impositions and the cost of utilities; or (iv) increases in projected costs and expenses of operating the Inn, which increases arise solely as a result of the fact that certain items of expense are marginal costs, i.e., expenses that vary based on
                                             ----
the amount of Gross Revenues but which are a constant percentage of Gross Revenues. If Successor and Manager fail to mutually agree on the Annual Operating Projection or Repairs and Equipment Estimate within forty-five (45) days after the submission to Successor of the preliminary drafts described in the first sentence of Paragraph 11.A. of this letter, either party shall have the right to submit to arbitration (in accordance with Paragraph 15 of this letter) the issue of whether or not Manager's proposed Annual Operating Projection or Repairs and Equipment Estimate is reasonable, given the goals which are set forth in the fourth sentence of Paragraph 11.A. of this letter. While such arbitration proceedings are pending, Manager shall (i) operate the Inn, in all material respects, based on the Annual Operating Projection for the preceding Annual Accounting Period, with adjustments for inflation, and (ii) make no expenditures under the Repairs and Equipment Estimate that exceed the amount of expenditures made during the preceding Annual Accounting Period, with adjustments for inflation.

          C. Each Annual Operating Projection and Repairs and Equipment Estimate will constitute a standard to which Manager shall use its reasonable best efforts to adhere. It is understood, however, that the Annual Operating Projection and Repairs and Equipment Estimate are estimates only and that unforeseen circumstances such as, but not limited to, the costs of labor, materials, services and supplies, casualty, operation of law, or economic and market conditions may make adherence to the Annual Operating Projection or Repairs and Equipment Estimate impracticable, and Manager shall be entitled to depart therefrom for such reasons.

          D. Any and all rights of Successor set forth in this Paragraph 11 shall only apply with respect to the Inn or Inns owned by such Successor from time to time.

          12. Manager shall not enter into or maintain any contracts or agreements with Affiliates that are not at competitive terms and rates.

          13. From and after the occurrence of a Transfer of Title Date with respect to any Inn, the fees and expenses for Chain Services ("Chain Services
                                                               --------------
Fees") for all Inns during any Accounting Period until the third anniversary of
----
the Transfer of Title Date shall not exceed two percent (2%) of Gross Revenues (the "Chain Services Cap") and the level and scope of Chain Services provided
      ------------------
shall be substantially equivalent to those provided as of the date hereof; provided, however, if such level or scope of services provided to all properties for which such services are provided exceeds those provided as of the date hereof, then the Chain Services Cap shall be increased commensurately; provided, however, that Manager provides reasonable supporting documentation to demonstrate that the level and scope of such services exceeds that provided as of the date hereof, and further provided that all such services are provided at cost without markup and are otherwise reasonable.

          14.  Intentionally Deleted.
               ---------------------

          15. If there is any dispute between any Successor and Manager with respect to the matters described in Paragraph 11 of this letter, then such dispute, upon request by either the Successor or Manager, shall be subject to binding arbitration in order to resolve such dispute. Such arbitration shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association (the "AAA") on an expedited
                              ---
basis, with no rights of discovery, in the City of New York office of the AAA. In the event arbitration is so elected, the party requesting arbitration shall do so by giving written notice to that effect to the other party, specifying in said notice in reasonable detail the nature of the dispute and designating one of the arbitrators, such arbitrator to be a member of the AAA having at least ten (10) years experience in the hotel business (a "Qualified Arbitrator").
                                                    --------------------
Within ten (10) days after such written notice is given, the other party shall designate one of the arbitrators, who shall also be a Qualified Arbitrator, by written notice given to the party requesting arbitration and the two Qualified Arbitrators shall select a third arbitrator within ten (10) days thereafter who shall also be a Qualified Arbitrator. The arbitration shall commence within ten
(10) days of the appointment of the three Qualified Arbitrators, and the Successor and Manager shall instruct the Qualified Arbitrators to render their decision within twenty (20) days. The determination of a majority of the three Qualified Arbitrators shall be final, binding and conclusive upon the Successor and Manager. If a party shall fail or refuse to designate an arbitrator within the time provided above, then such arbitrator shall be appointed upon the application of the other party by the President of the City of New York chapter of the AAA or if he shall fail or refuse to promptly do so, by the most senior vice-president of that organization. Each of the Successor and Manager shall bear the expenses of its arbitrator whether appointed by the Successor or Manager or on behalf of the Successor or Manager. The expenses of the third arbitrator shall be shared equally by the Successor and Manager. The decision in any such arbitration may be enforced, on the application of either the Successor or Manager, by the order or judgment of a court of competent jurisdiction. In any such proceeding, each of Successor and Manager shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof.

          16.  Intentionally Deleted.
               ---------------------

          17. After the Transfer of Title Date, if the Management Agreement terminates or expires for any reason, Manager shall make available to Successor all books and records with respect to the Inns for any purpose, to the extent same may be reasonably requested by Successor.

          18. After an Event of Default, the ninety (90) day period specified in Section 8.01 of the Management Agreement shall be of no further force or effect and Successor shall have the right to audit any statements prepared by Manager covering any Accounting Period beginning on or after the date of the occurrence of such Event of Default as well as the thirteen Accounting Periods prior to the Event of Default, provided that Lender exercises such right within one year after the Event of Default, and if such audit reveals a discrepancy of more than five percent (5%) with respect to Gross Revenues or Deductions during any Annual Accounting Period, then Lender may audit any statements prepared by Manager covering any Accounting Period beginning on or after October 1, 1995.

          19. The provisions of the Loan Documents shall govern and control over any contrary provision contained in Articles XI or XIV of the Management Agreement and to the extent of any conflict, the provisions of Articles XI and XIV of the Management Agreement shall be of no force or effect so long as the Loans are outstanding.

          20. Manager agrees, for the benefit of Borrower and/or Lender, to execute and deliver a letter agreement in the form of this letter agreement and Subordination, Non-Disturbance Agreements, a Manager's Consent and all other documents executed by Manager contemporaneously herewith, in favor of any Person providing refinancing for all or a portion of the Loans or providing Post Foreclosure Financing, such letter agreement and other documents to be in form and substance equivalent to those being executed contemporaneously herewith together with such modifications thereto as may be reasonably requested by the Person providing any such financing.

          21. From and after the date of this letter, Borrower and Manager acknowledge and agree that the Management Agreement shall be modified and amended as follows:

               a.   "Stipulated Debt Service" shall mean $15,300,000 per Fiscal
                     -----------------------
Year.

               b.   "Actual Debt Service" shall mean $15,300,000 per Fiscal
                     -------------------
Year.

               c.   "Maturity Date" shall mean September 30, 2002.
                     -------------

               d.   "Operative Principal Amount" shall mean the principal amount
                     --------------------------
outstanding under the Loan Agreement and Subordinate Loan Agreement as of the Maturity Date.

               e.   The "Refinanced Principal Amount" shall mean an amount equal
                         ---------------------------
to the Net Refinancable Amount.

               f.   "Loan Agreement" shall mean that certain Loan Agreement
                     --------------
being entered into between Lender and Borrower.

               g.   "Lender" shall mean German American Capital Corporation, as
                     ------
agent or trustee for itself and others, and its successors and assigns.

               h. Exhibits B, C and D attached to the Management Agreement shall be replaced and superseded by Exhibits B, C and D attached hereto.

               i.   "Subordinate Loan" has the meaning set forth in the Loan
                     ----------------
Agreement.

          22.  Manager acknowledges and agrees as follows:

               a. As of the date hereof, the only amounts owing to Manager pursuant to the Management Agreement (whether or not due and payable), including without limitation, any unpaid Incentive Management Fees, Contingent Management Fees (Base) or Contingent Fees (IMF), are as follows:

     Incentive Management Fees                         - 0 -
     Contingent Management Fees (Base)               2,505,879
     Contingent Management Fees (IMF)               12,829,846

               b. As of the date hereof, the amount of the First Priority Return is $6,626,262 and the amount of the Second Priority Return is $3,313,131.

               c. There are no Net Refinancing Proceeds due or payable to Manager as a result of the Loan Agreement or the transactions contemplated thereby, the Subordinate Loan or any other transaction occurring contemporaneously herewith (collectively, the "Transactions").
                                               ------------

               d. No amounts are now owing pursuant to Section 5.02D of the Management Agreement nor shall any such amounts ever be owing in the future.

               e. No amounts are now owing pursuant to Section 4.03D of the Management Agreement nor shall any such amounts ever be owing in the future.

               f. The amount of Working Capital held by Manager pursuant to the Management Agreement is adequate for all purposes.

          23. Manager and Borrower acknowledge and agree that Manager has no right to any accrued but unpaid fees pursuant to Section 5.03 of the Management Agreement as a result of the Transactions.

          24. From and after the date that all sums owing from Borrower to Lender have been repaid, including without limitation, all amounts owing pursuant to the Loan Agreement, (i) the provisions of Paragraph 21c through 21i hereof shall thereafter be of no further force or effect, and (ii) the provisions of Paragraphs 21a and 21b and Paragraph 8 shall remain in full force and effect, provided that, the Stipulated Debt Service and the Actual Debt Service per Fiscal Year shall be equal to the lesser of (a) $15,300,000, or (b) the actual interest paid or accrued in that Fiscal Year, plus the actual amortization of principal in that Fiscal Year on the Refinanced Principal Amount.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          25. From and after the date hereof, Manager agrees to deliver to Lender on an annual basis unaudited financial statements for Manager, to the extent such financial statements are available, or if such financial statements are not available, Manager's federal income tax return within thirty (30) days after such tax return is filed.

                              Yours very truly,

                              GERMAN AMERICAN CAPITAL
                              CORPORATION, a Maryland
                              corporation, as agent or trustee
                              for itself and others, and its
                              successors and assigns

                              By:
                                 --------------------------------
                                    Joseph G. Kiely
                                    Vice President

                              By:
                                 --------------------------------
                                    Charlene S. Chai
                                    Authorized Signatory

Accepted and Agreed by:

MARRIOTT RESIDENCE INN
 LIMITED PARTNERSHIP

By:  RIBM One Corporation,
     General Partner

     By:
        ---------------------
          Bruce D. Wardinski
          Vice President


RESIDENCE INN BY MARRIOTT, INC.

By: _______________________
Name: _____________________
Title: ____________________


Exhibits
--------

A - Intentionally Deleted
B - Breakdown of Stipulated Debt Service
C - Breakdown of Operating Profit Objective
D - Breakdown of percentages for reducing First Priority Return



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